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                                                                    EXHIBIT 10.3

                           INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of September 20, 1996 by and among CHAMPION ENTERPRISES, INC., a Michigan corporation (the "Company"), and each of the individuals identified on the signature pages hereof (individually, an "Indemnitee" and collectively, the "Indemnitees").

     WHEREAS, the Company, RHI Acquisition Corp. ("Sub") and Redman Industries, Inc. ("Redman") entered into that certain Agreement and Plan of Merger dated as of August 19, 1996 (the "Merger Agreement"; any terms used but not otherwise defined herein shall have the meanings given such terms in the Merger Agreement), pursuant to which (i) Sub will merge with and into Redman and Redman will become a wholly-owned subsidiary of the Company (the "Merger") and (ii) each share of Redman's common stock, $.01 par value per share, will be converted into the right to receive 1.24 shares of the Company's common stock, $1.00 par value per share (the "Share Issuance");

     WHEREAS, in connection with Merger and Share Issuance, the Company will file a Registration Statement on Form S-4 (the "Registration Statement") with the United States Securities and Exchange Commission, in which Registration Statement each Indemnitee will be named as a possible nominee to the Company's board of directors;

     WHEREAS, it is required that each Indemnitee consent to his being named as a possible nominee to the Company's board of directors; and

     WHEREAS, each Indemnitee is willing to be so named only if the Company agrees to indemnify and hold harmless such Indemnitee as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitees do hereby agree as follows:

          1. Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted under Applicable Law each Indemnitee against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (and shall pay expenses for legal fees in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnitee to the fullest extent permitted under Applicable Law, provided that each Indemnitee agrees that, in the event that it is ultimately determined that such Indemnitee is not entitled to the payment of such expenses, for any reason, such Indemnitee shall reimburse the Company for such expenses paid in advance) arising out of or pertaining to such Indemnitee's having been named in the Registration Statement as a possible nominee to the Company's board of directors, whether commenced, asserted or claimed before the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws; provided that the Company shall pay for only one law firm (in addition to local counsel) for all Indemnitees, unless the use of one law firm for all Indemnitees would present such law firm with a conflict of interest. In the event of any actual or threatened claim, action, suit, proceeding or investigation arising out of or pertaining to such Indemnitee's having been named in the Registration Statement as a possible nominee to the Company's board of directors, the Company shall cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

          2. Notification and Defense of Claim. Each Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal or investigative; provided, however, that the failure of such Indemnitee to give such notice to the
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     Company shall not adversely affect such Indemnitee's rights under this
     Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Company's right to seek participation at its own expense in any claim, action, suit, proceeding or investigation which may give rise to indemnification hereunder.

          3. Duration of Agreement. (a) This Agreement shall be effective from and after the date hereof and shall continue until and terminate upon the later of (i) the sixth anniversary of the Closing Date and (ii) both (A) the final termination or resolution of all claims, actions, suits, proceedings or investigations with respect to an Indemnitee commenced prior to sixth anniversary of the Closing Date and (B) the receipt by such Indemnitee of the indemnification to which he is entitled hereunder with respect thereto.

          (b) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Indemnitee and his heirs, devisees, executors, administrators or other legal representatives.

          4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          5. Identical Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

          6. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to the Company:
                  Champion Enterprises, Inc.
                  2701 University Drive
                  Suite 320
                  Auburn Hills, MI 48326
                  Attention: Walter R. Young, Jr.
                  Telecopy No.: (810) 340-9345

                   with a copy to:
                  Jeffrey W. Tindell, Esq.
                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York 10022
                   Telecopy No.: (212) 735-2000

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               (b) if to an indemnitee, to the address or telecopy number set forth below such Indemnitee's name on the signature pages of this Agreement, with a copy to:

                   Mary R. Korby, Esq.
                   Weil, Gotshal & Manges LLP
                   100 Crescent Court, Suite 1300
                   Dallas, Texas 75201
                   Telecopy No.: (214) 746-7777

          8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                          COMPANY:
                                          CHAMPION ENTERPRISES, INC.

                                          By: /s/ A. JACQUELINE DOUT

                                            ------------------------------------
                                            A. Jacqueline Dout
                                            Executive Vice President
                                            and Chief Financial Officer

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                                  INDEMNITEES:

                                          By: /s/ THOMAS W. STURGESS

                                            ------------------------------------
                                            Thomas W. Sturgess

                                            United Stationers
                                            2200 East Golf Road
                                            Des Plaines, Illinois 60016
                                            Attention: Ms. Elaine Shaw

                                          By: /s/ FRANK J. FERACO

                                            ------------------------------------
                                            Frank J. Feraco

                                            999 East Walden Lane
                                            Lake Forest, Illinois 60045

                                          By: /s/ C.A. RUNDELL, JR.

                                            ------------------------------------
                                            C.A. Rundell, Jr.

                                            Rundell Enterprises
                                            8235 Douglas Avenue
                                            Suite 700, L.B. 75
                                            Dallas, Texas 75225

                                          By: /s/ ROBERT L. STARK

                                            ------------------------------------
                                            Robert L. Stark

                                            6120 West 65th Street
                                            Mission, Kansas 66202

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